[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.7

EXCLUSIVE LICENSE, SUPPLY AND DISTRIBUTION AGREEMENT

BETWEEN IBSA INSTITUTE BIOCHIMIQUE SA AND BIOVENTUS LLC

Execution Copy

EXCLUSIVE LICENSE, SUPPLY AND DISTRIBUTION AGREEMENT

by and between

IBSA INSTITUT BIOCHIMIQUE SA (SWITZERLAND)

and

BIOVENTUS LLC (UNITED STATES OF AMERICA)

HYALURONIC ACID INTRA-ARTICULAR INJECTION

GEL-SYN-3™

EXCLUSIVE LICENSE, SUPPLY AND DISTRIBUTION AGREEMENT

BETWEEN IBSA INSTITUTE BIOCHIMIQUE SA AND BIOVENTUS LLC

Table of Contents

Art. I.	DEFINITIONS	4
Art. II.	GRANT	6
Art. III.	DISTRIBUTION LICENSE FEE	6
Art. IV.	OWNERSHIP OF THE REGISTRATION FILE	7
Art. V.	DISCLOSURE OF SCIENTIFIC AND TECHNICAL INFORMATION - CONFIDENTIALITY	7
Art. VI.	FDA APPROVAL	8
Art. VII.	MARKETING OF THE PRODUCT	9
Art. VIII.	INTELLECTUAL PROPERTY RIGHTS	9
Art. IX.	QUALITY AND QUALITY ASSURANCE	10
Art. X.	PHARMACOVIGILANCE OF THE PRODUCTS	11
Art. XI.	INDEMNIFICATIONS	11
Art. XII.	Art. XII SALES FORECAST AND PURCHASE ORDERS	12
Art. XIII.	TRANSFER PRICE	13
Art. XIV.	PAYMENT TERMS	13
Art. XV.	SHIPPING TERMS	14
Art. XVI.	MINIMUM PURCHASE REQUIREMENT	14
Art. XVII.	TERMINATION	15
Art. XVIII.	RIGHTS AND DUTIES AFTER TERMINATION	15
Art. XIX.	CHANGE OF SHAREHOLDING CONTROL	16
Art. XX.	JURISDICTION	16
Art. XXI.	Art. XXI MISCELLANEOUS	17
Art. XXII.	NOTICES	18
Annex A. SPECIFICATIONS OF THE PRODUCT		20
Annex B. TRADEMARKS		21
Annex C. SDEA		22
Annex D. TRANSFER PRICES		35

EXCLUSIVE LICENSE, SUPPLY AND DISTRIBUTION AGREEMENT

BETWEEN IBSA INSTITUTE BIOCHIMIQUE SA AND BIOVENTUS LLC

EXCLUSIVE LICENSE, SUPPLY AND DISTRIBUTION AGREEMENT

between

IBSA INSTITUT BIOCHIMIQUE SA (SWITZERLAND)

a Swiss organization incorporated in accordance with the laws of Switzerland and having its registered office at

Via al Ponte 13, 6900 Massagno – Switzerland

e mail:

(hereinafter, “IBSA”)

and

BIOVENTUS LLC (UNITED STATES OF AMERICA)

a limited liability company incorporated and existing under the laws of State of Delaware, United States of America and having its registered office at

4721 Emperor Blvd., Suite 100, Durham, NC 27703, USA

e mail:

(hereinafter, “BIOVENTUS”)

IBSA and BIOVENTUS each are referred to herein as a “Party,” and collectively, as the “Parties.”

WHEREAS

IBSA is a company engaged in the production and marketing of pharmaceutical products/medical devices and owns patents, know-how and trademarks concerning said pharmaceutical products;

IBSA owns all rights for production and distribution of the PRODUCT, as defined below, and is free to grant a license thereunder;

BIOVENTUS after thorough evaluation of the existing documentation made available by IBSA wishes to obtain the license and the right to promote, market, distribute and sell the PRODUCT in the TERRITORY all on the terms and subject to the conditions of this Agreement; and

IBSA and BIOVENTUS hereby agree that this Preamble will be an integral part of this Agreement, having the same force and effect as the other provisions contained in this Agreement, and that accordingly the relevant terms used in this Preamble shall have the meaning defined under Art. I (“DEFINITIONS”) of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Parties hereto agree as follows:

EXCLUSIVE LICENSE, SUPPLY AND DISTRIBUTION AGREEMENT

BETWEEN IBSA INSTITUTE BIOCHIMIQUE SA AND BIOVENTUS LLC

Art. I.	DEFINITIONS

For all purposes of this Agreement the terms defined in this Article I shall have the following meaning.

I.1	“AFFILIATES” shall mean, with respect to any person or entity, another person or entity that controls, is controlled by or is under common control with the applicable person or entity.

I.2

“AUTHORIZED DISTRIBUTOR” means a BIOVENTUS AFFILIATE or a third party that either (i) is directly or indirectly controlled by BIOVENTUS or (ii) is approved by IBSA to act as BIOVENTUS’s distributor of the PRODUCT, such approval not to be unreasonably withheld, conditioned or delayed.

I.3

“CONFIDENTIAL INFORMATION” shall mean any and all proprietary regulatory, technical, manufacturing, business, financial, operational, administrative, marketing or economic information, data, documents, designs, patents, materials, product samples and KNOW-HOW (as defined below), as well as any and all written information and documents of whatsoever kind marked, in any language, as confidential or proprietary or secret, in each case pertaining to IBSA or to BIOVENTUS, as the case may be, and disclosed by either Party to the other Party, whether orally or in writing or in whatsoever other form, in connection with the present or potential cooperation between the Parties contemplated by this Agreement.

I.4	“EFFECTIVE DATE” shall mean the date of the last signature of this Agreement.

I.5

“FIRST MARKETING YEAR” shall mean the first complete twelve-month period (from January to December) subsequent to the LAUNCH DATE of the PRODUCT in the TERRITORY by BIOVENTUS (for the sake of clarity, the PRODUCT be launched in August 2016, the FIRST MARKETING YEAR will be January 1 – December 31, 2017 and the MINIMUM PURCHASE REQUIREMENT shall become applicable starting from January 1, 2017). “SECOND MARKETING YEAR” shall mean the twelve-month period commencing from the end of the FIRST MARKETING YEAR and so on.

I.6	“HEALTH AUTHORITIES” shall mean the competent National Health Authorities in the TERRITORY.

I.7

“KNOW-HOW” shall mean all secret scientific and technical information, trade secrets and data owned by IBSA or any of its AFFILIATES relating to the PRODUCT, including all confidential technico-analytical, pharmacological, preclinical and clinical data, literature, bulletins and other pertinent information related thereto, and which may be useful to BIOVENTUS in marketing and selling the PRODUCT and/or in maintaining and in filing any necessary governmental authorizations to sell the PRODUCT.

I.8	“LAUNCH DATE” shall mean the date of the first commercial sale in an arm’s length transaction of the PRODUCT in the TERRITORY.

I.9

“FAILURE TO SUPPLY” means any consecutive [***] months period after any required delivery date in accordance with Section XII.2 during which IBSA has not timely delivered to BIOVENTUS at least [***] of the quantities of PRODUCT ordered in compliance with Article XII hereof, provided that non-delivery by reason of FORCE MAJEURE shall not be a FAILURE TO SUPPLY.

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I.10	“FDA APPROVAL” shall mean the FDA approval for the premarket approval application (PMA) [***] or [***] PRODUCT granted to Ibsa Farmaceutici Italia srl and licensed to IBSA Institut Biochimique SA.

I.11	“GAAP” shall mean U.S. generally accepted accounting principles as in effect at the relevant time or for the relevant period, applied on a consistent basis during the period involved.

I.12	“MINIMUM PURCHASE REQUIREMENT” shall have the meaning set forth in Art. XVI.l below.

I.13

“NET SELLING PRICE” shall mean the gross amount invoiced by BIOVENTUS (or by its AUTHORIZED DISTRIBUTOR, in cases where the AUTHORIZED DISTRIBUTOR is selling the PRODUCT) for sales of PRODUCT under this Agreement, minus any and all deductions actually taken by BIOVENTUS or the AUTHORIZED DISTRIBUTOR with respect to such sales in accordance with GAAP, including, but not limited to, deductions for:

(i) trade, quantity prompt pay and cash discounts, coupons, rebates and other price reductions for the PRODUCT;

(ii) credits and allowances for rejection or return of PRODUCT previously sold, bad debts, price protection and shelf stock adjustments; reprocurement charges and other similar charges and administrative, data and inventory management fees; and

(iii) rebates and chargebacks, including, but not limited to, any payments required by law to be made under Medicaid, Medicare or other government medical assistance programs.

It is understood that the deductions may not exceed [***] percent ([***]%) of the gross amount.

Notwithstanding anything to the contrary, the transfer of a PRODUCT shall not be considered a sale of a PRODUCT under this Agreement to the extent such transfer (i) is in connection with the research, development or testing of a PRODUCT or (ii) is for sample purposes.

I.14	“PRODUCT” shall mean the device described in Annex A to this Agreement.

I.15	“PRODUCT COMPETITOR” means any company that markets a hyaluronic acid product (other than the PRODUCT) in the TERRITORY for the indications set forth in the PMA for the PRODUCT.

I.16

“REGISTRATION FILE” shall mean all the information, including regulatory, technical and clinical data, concerning the PRODUCT (including, but not limited to, all such information on which the FDA APPROVAL is based).

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I.17

“CHANGE OF SHAREHOLDING CONTROL” shall mean the purchase or other acquisition by a third party after the EFFECTIVE DATE of more than 50% of the voting securities of the other Party; provided however, the sale of some or all of the voting securities of a Party through one or more public offerings of registered securities shall not constitute a CHANGE OF SHAREHOLDING CONTROL, so long as no single purchaser of the voting securities acquires more than 50% of the voting securities of the other Party in such public offerings.

I.18	“TERRITORY” shall mean the [***].

I.19	“TRADEMARKS” shall mean the trademark indicated in Annex B to this Agreement.

Art. II.	GRANT

II.1	IBSA hereby:

(i) grants to BIOVENTUS and its AFFILIATES, and BIOVENTUS hereby accepts from IBSA, upon and subject to all terms and conditions of this Agreement, the exclusive (even as to IBSA and its AFFILIATES) right to import, promote, market, distribute, offer for sale and sell the PRODUCT in the TERRITORY; and

(ii) assigns to BIOVENTUS, and BIOVENTUS accepts from IBSA, all right, title and interest in and to the TRADEMARK (including any goodwill related thereto).

Concurrently with the execution of this Agreement, the Parties are executing a Trademark Assignment deed in the form required by BIOVENTUS to register the assignment at the US Patent and Trademark Office.

II.2

IBSA hereby appoints BIOVENTUS, and BIOVENTUS hereby accepts appointment as IBSA’s exclusive distributor of the PRODUCT in the TERRITORY and IBSA agrees not to market, sell or distribute the PRODUCT in the TERRITORY to or for the benefit of any person or entity other than BIOVENTUS, its AFFILIATES or AUTHORIZED DISTRIBUTORS. IBSA will use its best efforts to prevent any third parties from selling PRODUCT in the TERRITORY, including in cases where such third parties import the PRODUCT from outside the TERRITORY.

II.3

Except in the event of a FAILURE TO SUPPLY (as defined in Article XVI.3 below), BIOVENTUS agrees to purchase all of its requirements for the promotion and sale of the PRODUCT in the TERRITORY from IBSA on an exclusive basis for the entire duration of this Agreement. Except as set forth in Article XXI.3, BIOVENTUS shall not grant to third parties any of the rights under Paragraph II.1 above, other than to an AFFILIATE or any AUTHORIZED DISTRIBUTOR.

Art. III.	DISTRIBUTION LICENSE FEE

III.1	As a consideration for the exclusive rights granted under Paragraph II.1 above, BIOVENTUS shall pay to IBSA a fee amounting to US$ [***] (in words, U.S. Dollars [***]) payable upon the EFFECTIVE DATE.

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BETWEEN IBSA INSTITUTE BIOCHIMIQUE SA AND BIOVENTUS LLC

III.2	It is understood that the above-mentioned amounts are net from any applicable transfer tax in the TERRITORY.

Art.IV.	OWNERSHIP OF THE REGISTRATION FILE

IV.1

The REGISTRATION FILE shall always remain property of IBSA or of any third party designated by IBSA (provided that such third party agrees to be bound by the provisions of this Agreement to the same extent as IBSA is bound). IBSA will provide BIOVENTUS with prompt notice of any changes made to the REGISTRATION FILE during the term of this Agreement. It is understood that any person or entity appointed by IBSA to participate in the manufacturing process or in the analytical control must be included in the REGISTRATION FILE and authorized by the HEALTH AUTHORITIES.

Art. V.	DISCLOSURE OF SCIENTIFIC AND TECHNICAL INFORMATION – CONFIDENTIALITY

V.1	In relation to the Confidential Information disclosed by one Party to the other, each Party agrees:

A.	not to publish or provide or make available any of the other Party’s Confidential Information in any form to any third party (except as provided in Article V.2 below);

B.	not to use or reproduce any of the other Party’s Confidential Information except for use reasonably necessary for the performance of this Agreement.

V.2	Each Party may provide or make available the Confidential Information disclosed by the other:

A.

to those of its employees, agents, contractors (including, in the case of BIOVENTUS, any AUTHORIZED DISTRIBUTORS) or representatives who have a need to know consistent with the receiving Party’s authorized use of that Confidential Information;

B.

to its AFFILIATES, in order to perform this Agreement, in which event the recipients of the Confidential Information shall be bound by obligations of confidentiality no less onerous than those contained in this clause; and

C.	to any existing or potential investors, financing sources or acquirers and their respective advisors, in each case who are subject to an obligation of confidentiality.

V.3	The obligations of confidentiality and non-use set forth under Paragraph V.l above shall not apply to any part of the Confidential Information which:

A.	is in or comes into the public domain in any way without breach of this Agreement by the receiving Party;

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BETWEEN IBSA INSTITUTE BIOCHIMIQUE SA AND BIOVENTUS LLC

B.

the receiving Party can show it was in its possession or known to it by being in its use or being recorded in its files or computers or other recording media prior to receipt from the disclosing Party and was not previously acquired by the receiving Party from the disclosing Party under an obligation of confidentiality;

C.	is independently developed by the receiving Party, without use of the disclosing Party’s Confidential Information;

D.	is provided to the receiving Party by a third party who, to the receiving Party’s knowledge, is not subject to any confidentiality obligation to the disclosing Party; or

E.

is disclosed by the receiving Party (i) with the prior written consent of the disclosing Party or (ii) without such consent, after a period of 10 (ten) years from the date of termination of this Agreement.

V.4

Notwithstanding the foregoing, the receiving Party shall be entitled to make any disclosure required by law or by any governmental authority of the other Party’s Confidential Information provided that it gives the other Party not less than [***] working days’ notice of such disclosure.

V.5

Except as otherwise required by law, the Parties agree not to disclose the terms of this Agreement to third parties, other than their respective AFFILIATES, representatives and agents (and/or any existing or potential investors, financing sources or acquirers and their respective advisors, in each case who are subject to an obligation of confidentiality). Neither shall make any announcement in relation to or otherwise advertise its contents without the prior written consent of the other Party)’. Any press releases by a Party are subject to the review and approval of the other Party, which shall not be unreasonably withheld, conditioned or delayed.

Art. VI.	FDA APPROVAL

VI.1	The FDA APPROVAL has been obtained by IBSA and has the following number: [***].

VI.2	The FDA APPROVAL shall always remain the property of IBSA or of any third party designated by IBSA.

VI.3

For the entire duration of this Agreement IBSA shall use its best efforts to maintain the FDA approval valid and effective at its own cost and in accordance with all applicable regulations in the TERRITORY.

BIOVENTUS undertakes to reasonably assist IBSA (to the extent BIOVENTUS’s assistance is necessary) at no cost in all regulatory activities related to the maintenance of the FDA APPROVAL in the TERRITORY; provided, however, that BIOVENTUS shall not be required to incur any out-of-pocket expenses in providing such assistance unless IBSA agrees to reimburse BIOVENTUS for such expenses.

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BETWEEN IBSA INSTITUTE BIOCHIMIQUE SA AND BIOVENTUS LLC

Art. VII.	MARKETING OF THE PRODUCT

VII.1	BIOVENTUS undertakes to use commercially reasonable efforts to launch the PRODUCT in the United States within [***] months from EFFECTIVE DATE.

VII.2

In marketing the PRODUCT, BIOVENTUS shall exercise the same diligence, which BIOVENTUS employs in marketing its own products of similar market potential, taking into account efficacy, safety, approved labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, profitability, and other relevant factors commonly considered in similar circumstances.

VII.3	The PRODUCT shall be promoted in accordance with the therapeutic indications set forth in the FDA APPROVAL, as well as in compliance with any applicable law and regulation in force in the TERRITORY.

VII.4

Except for the PRODUCT, BIOVENTUS agrees not to actively promote in the TERRITORY, either directly or indirectly, any intra-articular hyaluronan injection classified as [***] according to WHO/ATC classification and having the same marketing positioning as the PRODUCT, without IBSA’s prior written consent.

VII.5

The foregoing restrictions set forth in Paragraph VII.4 shall not apply to products already marketed in the TERRITORY by BIOVENTUS at EFFECTIVE DATE or to BIOVENTUS’ promotion and sale in the TERRITORY of a single injection intra-articular hyaluronan injection for osteoarthritis during the term of this Agreement.

VII.6

IBSA will not (and will ensure that its AFFILIATES do not) actively promote in the TERRITORY (or license or otherwise permit any third party to promote in the TERRITORY), either directly or indirectly, any intra-articular hyaluronan injection classified as [***] according to WHO/ATC classification.

VII.7	Any promotional and marketing costs and expenses incurred by BIOVENTUS with respect to the PRODUCT in the TERRITORY shall be borne by BIOVENTUS.

VII.8

BIOVENTUS shall comply with all applicable legal and regulatory requirements with respect to promotional materials, advertising and any other material relating to the PRODUCT. Copies of all promotional materials, advertising and any other material relating to the PRODUCT, shall be submitted to IBSA.

VII.9

At IBSA’s request BIOVENTUS undertakes to provide IBSA with a sales report containing such information relating to sales of the PRODUCT in the TERRITORY as necessary to calculate the transfer price to be paid to IBSA for the PRODUCT pursuant to Annex D.

Art. VIII.	INTELLECTUAL PROPERTY RIGHTS

VIII.1	BIOVENTUS undertakes not to have registered and/or use in and outside the TERRITORY any marks or signs that are confusingly similar in respect of sound, appearance or meaning to the TRADEMARKS.

VIII.2	BIOVENTUS shall at its own costs and expense maintain the TRADEMARKS in force in the United States.

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VIII.3	BIOVENTUS acknowledges that all the KNOW-HOW and/or documentation pertaining to the PRODUCT, as well as the relevant rights of exploitation thereof, are exclusive property of IBSA.

Art. IX.	QUALITY AND QUALITY ASSURANCE

IX.1

IBSA shall supply the PRODUCT containing the substance in accordance with GMP manufacturing standards and within the technical specifications that is part of the REGISTRATION FILE. Any change by IBSA in a supplier of critical element of the PRODUCT is subject to BIOVENTUS’ prior review and approval, which shall not be unreasonably withheld, conditioned or delayed.

A Quality Agreement (the “Quality Agreement”) will be separately signed by the Parties. The Parties will use good faith efforts to negotiate and execute the Quality Agreement within [***] days after the EFFECTIVE DATE.

IX.2

BIOVENTUS shall promptly inspect any quantity of PRODUCT received from IBSA at BIOVENTUS’s distribution center in the United States, in order to identify any breakage or shortage of material that is apparent from a visual inspection of the outer packaging of the shipment (“OBVIOUS DEFECTS”) and shall promptly inform IBSA.

In the event of any justified claim for defective, or missing PRODUCT, and upon condition that such a claim has been reported to IBSA (A) with respect to OBVIOUS DEFECTS, within [***] working days from the date of arrival at BIOVENTUS’s distribution center in the United States or (B) with respect to any other defects, promptly after discovery by BIOVENTUS; in each case, together with reasonable evidence of the claim, IBSA shall, free of charge, make the maximum effort to replace such defective or missing PRODUCT within the earliest possible time. For the purposes hereof, “defective” PRODUCTS include any PRODUCT that does not conform to the requirements in Article IX.3 below.

IX.3

IBSA shall ensure that all PRODUCT supplied hereunder, prior to delivery to BIOVENTUS, has been manufactured, packaged, tested, stored and handled: (i) at facilities which are approved by the FDA and any other relevant HEALTH AUTHORITY and (ii) in a manner consistent with industry standards and in accordance with applicable laws, rules and regulations in the TERRITORY, including but not limited to the FDA’s then-current Good Manufacturing Practices applicable to the manufacture of medical devices and pharmaceutical products for human use in the United States, as provided in the FDA’s guidance documents (“cGMP”) and in accordance with the specifications indicated in the REGISTRATION FILE as submitted to the HEALTH AUTHORITIES, the specifications set forth on Annex A and the provisions of the Quality Agreement. IBSA warrants that all PRODUCT when delivered to BIOVENTUS will not be adulterated or misbranded under the United States Food, Drug and Cosmetics Act and will have remaining expiry dating of at least [***] months from the date of receipt of the PRODUCT at BIOVENTUS’s U.S. distribution facility.

IX.4

IBSA shall also bear the costs for freight, insurance, customs, etc., incurred for PRODUCT, which must be replaced to BIOVENTUS and for those batches of PRODUCT to be returned to IBSA, or destroyed by BIOVENTUS, as IBSA may choose.

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IX.5	The replaced PRODUCT must comply with the specifications indicated in the REGISTRATION FILE and the other requirements set forth in Article IX.3.

Art. X.	PHARMACOVIGILANCE OF THE PRODUCTS

X.1	The Parties shall sign the Pharmacovigilance Agreement provided in Annex C to this Agreement.

Art. XI.	INDEMNIFICATIONS

XI.1

IBSA shall indemnify, defend and hold BIOVENTUS, its AFFILIATES, and any of the foregoing’s respective directors, officers, employees, agents, and other representatives (each of the foregoing, a “Bioventus Indemnitee”) harmless from and against all direct damages, liabilities, expenses and/or losses (collectively, “Losses”), arising from any third party claim, demand, suit, action or proceeding (a “Third Party Claim”) arising out of (a) the supply under this Agreement of any PRODUCT that does not conform to the specifications set forth in Annex A, (b) IBSA’s breach of this Agreement, (c) IBSA’s gross negligence or willful misconduct, (d) IBSA’s failure to comply with applicable law or GMP, or (e) a claim by a Third Party that (x) IBSA’s performance of any obligations under this Agreement or the manufacture, sale, import, export, or other commercialization of PRODUCT or (y) any Bioventus Indemnitee’s use, sale, import, or export of any Products constitutes, in the case of (x) or (y), infringement or misappropriation of a Third Party’s intellectual property rights. The foregoing indemnification obligations shall not apply to the extent a Third Party Claim or Loss is a result of (i) BIOVENTUS, or its Affiliates’ failure to comply with applicable law or (ii) BIOVENTUS’ gross negligence or willful misconduct.

XI.2

BIOVENTUS shall indemnify, defend and hold IBSA and its Affiliates’ directors, officers, employees, agents, and other representatives (each of the foregoing, an “IBSA Indemnitee”) harmless from and against all Losses arising from any Third Party Claim to the extent arising out of (a) BIOVENTUS’ failure to comply with applicable law with respect to the performance of this Agreement, or (b) BIOVENTUS’ gross negligence or willful misconduct (c) BIOVENTUS’ improper handling, storage, distribution, sale of the PRODUCT (other than any PRODUCT that does not conform to the requirements set forth in Article IX.3), (d) BIOVENTUS’ use of the KNOW-HOW disclosed by IBSA in violation of this Agreement or (e) any of BIOVENTUS’s marketing materials about the PRODUCT to the extent such marketing materials are inconsistent with the label approved by the relevant HEALTH AUTHORITIES.

XI.3

IN NO EVENT SHALL ANY PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO ANY OTHER PARTY OR ANY AFFILIATE THEREOF FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION Of CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT, PROVIDED THAT, NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE FOREGOING SHALL NOT BE CONSTRUED TO LIMIT THE INDEMNITY OBLIGATIONS SET FORTH IN SECTION XI.1 AND XI.2 ABOVE OR EITHER PARTY’S LIABILITY FOR PATENT INFRINGEMENT.

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XI.4

The foregoing indemnification obligations shall not apply to the extent a particular Third Party Claim or Loss is a result of the circumstances described in clauses (a), (b), (c), (d) or (e) of Article XI.1. Each Party’s agreement to indemnify, defend, and hold harmless under Article XI.1 or XI.2, as applicable, is conditioned upon the indemnified party (a) providing written notice to the indemnifying Party of any claim, demand or action as soon as reasonably possible, and in any event no later than within [***] days after the indemnified party has actual knowledge of such claim, demand or action, (b) permitting the indemnifying Party to assume control over the investigation of, preparation and defense against, and settlement or voluntary disposition of any such claim, demand or action, using legal counsel selected by the indemnifying Party and reasonably acceptable to the indemnified party, (c) assisting the indemnifying Party, as reasonably requested by the indemnifying Party and at the indemnifying Party’s reasonable expense, in the investigation, preparation, defense, and settlement or voluntary disposition of any such claim, demand or action, (d) not compromising, settling, or entering into any voluntary disposition of any such claim, demand or action without the indemnifying Party’s prior written consent, which consent shall not be unreasonably withheld, and (e) furnishing promptly to the indemnifying Party copies of all notices and documents (including court papers) received by any indemnified party in connection with the Claim for which indemnification is being sought; provided, however, that, if the party entitled to indemnification hereunder fails to comply with any of the foregoing conditions, the indemnifying Party will only be relieved of its indemnification obligation under this Agreement to the extent materially prejudiced by such failure, hi no event may the indemnifying Party compromise, settle, or enter into any voluntary disposition of any claim, demand or action in any manner that admits material fault or wrongdoing on the part of the indemnified party or incurs non- indemnified liability on the part of the indemnified party without the prior written consent of the indemnified party.

Art. XII.	SALES FORECAST AND PURCHASE ORDERS

XII.1	BIOVENTUS agrees to place orders for the following minimum quantities of each licensed PRODUCT (minimum standard batches):

[***] prefilled syringes

XII.2

Within the month of September of each calendar year, BIOVENTUS shall inform IBSA of its estimate of purchase requirements for the following year. At the beginning of each quarter, BIOVENTUS shall provide an updated rolling forecast for the year. BIOVENTUS shall issue purchase orders at least [***] months before the required delivery date as usual procedure and [***] months before the required delivery date as far as the first order is concerned or in case of any modification needed in packaging material. All orders will have to be confirmed in writing by IBSA, within [***] working days from receipt.

XII.3	In the event that BIOVENTUS’s orders exceed the forecast, IBSA shall not be responsible for delivering quantities in excess of [***] (percent), more than the applicable quarterly purchase forecast.

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XII.4

Since packaging material is customized for the TERRITORY market, all costs relating to the costs of destruction of the remaining stock of packaging material, resulting from a change instigated by BIOVENTUS, are to be invoiced to BIOVENTUS.

Art. XIII.	TRANSFER PRICE

XIII.1	IBSA will supply the PRODUCT to BIOVENTUS in accordance with the prices and conditions as stated in Annex D to this Agreement. IBSA will supply all PRODUCT in finished form, in final packaging.

XIII.2	Any FLOOR PRICE increases will only be possible by written agreement between the Parties.

XIII.3

The initial FLOOR PRICE is stated in Annex D to this Agreement and unless unexpected circumstances occur shall not be reviewed during the first [***] MARKETING YEARS. Any increase of the FLOOR PRICE, which may take place no more often than every [***] MARKETING YEARS, will be negotiated by the Parties in good faith and such an increase will not be more than [***] (percent) of the current applied FLOOR PRICE.

XIII.4

In the event that, before or after [***] MARKETING YEARS, the prices and conditions become uneconomical to either Party, it is agreed that the matter shall be mutually discussed in good faith in order to reach equitable acceptable conditions; provided, however, that in no event will the prices be changed unless agreed to by both Parties in writing, in each of their sole discretions.

Art. XIV.	PAYMENT TERMS

XIV.1

IBSA will invoice BIOVENTUS at the applicable FLOOR PRICE (as defined on Annex D) for each PRODUCT shipment (the “FLOOR PRICE PAYMENT”). Payment will be by direct bank transfer to a [***] bank payable at [***] days from invoice date.

XIV.2

Within [***] days after the end of each calendar quarter (starting with the calendar quarter in which the LAUNCH occurs): (A) BIOVENTUS will provide IBSA with a written statement of the aggregate NET SELLING PRICE received during such calendar quarter (“AGGREGATE QUARTERLY SALES”), and the quantity of PRODUCT to which such AGGREGATE QUARTERLY SALES relates and (B) if, based on such AGGREGATE QUARTERLY SALES, the aggregate transfer price applicable to such quantity of PRODUCT (as determined pursuant to Annex D) is greater than the aggregate FLOOR PRICE PAYMENTS made to IBSA for such quantity of PRODUCT, the BIOVENTUS will pay IBSA an amount equal to the difference between such aggregate transfer price and such aggregate FLOOR PRICE PAYMENTS.

XIV.3

BIOVENTUS shall be liable for interest on any overdue payment required to be made under this Agreement, commencing on the date such payments becomes due, at an annual rate of [***]. If such interest rate exceeds the maximum legal rate in the jurisdiction where a claim therefore is being asserted, the interest shall be reduced to such maximum legal rate.

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BETWEEN IBSA INSTITUTE BIOCHIMIQUE SA AND BIOVENTUS LLC

Art. XV.	SHIPPING TERMS

XV.1	All shipments of PRODUCT shall be provided by IBSA ex-works IBSA warehouse in [***].

Art. XVI.	MINIMUM PURCHASE REQUIREMENT

XVI.1	Subject to Article XVI.3, BIOVENTUS undertakes to purchase from IBSA the following annual minimum quantities of PRODUCT in the TERRITORY (“MINIMUM PURCHASE REQUIREMENT”):

1st MARKETING YEAR:    [***] prefilled syringes

2nd MARKETING YEAR:    [***] prefilled syringes

3rd MARKETING YEAR:    [***] prefilled syringes

4th MARKETING YEAR onwards:    [***] prefilled syringes

Sample units are not included in the MINIMUM PURCHASE REQUIREMENT.

XVI.2

Should BIOVENTUS fail to meet at least [***] of the annual MINIMUM PURCHASE REQUIREMENT during any MARKETING YEAR during the term of this Agreement (other than on account of a FAILURE TO SUPPLY (as defined in Article XVI.3), IBSA shall have the right either to ask BIOVENTUS to pay a penalty of [***]% of the FLOOR PRICE for the unpurchased quantities or to terminate this Agreement upon [***] days prior written notice to BIOVENTUS; provided, however, that this Agreement will not terminate if BIOVENTUS, by the end of such [***] days period, has issued purchase orders to IBSA for a quantity of PRODUCT that, when combined with the quantities previously ordered during the applicable MARKETING YEAR, equal or exceed the applicable MINIMUM PURCHASE REQUIREMENT (and, for the avoidance of doubt, such additional purchase orders may provide for a delivery date that is in January of the following MARKETING YEAR. Therefore the purchase orders needs to be issued on or before August 30th of the concerned MARKETING YEAR). Such termination by IBSA shall be IBSA’s sole and exclusive remedy with respect to any failure by BIOVENTUS to meet the annual MINIMUM PURCHASE REQUIREMENT, and BIOVENTUS shall have no liability to IBSA with respect to any such failure.

Notwithstanding the foregoing, should BIOVENTUS buy [***] or more of the annual MINIMUM PURCHASE REQUIREMENT, IBSA shall only have the right to ask BIOVENTUS to pay a penalty of [***]% of the FLOOR PRICE for the unpurchased quantities as IBSA’s sole and exclusive remedy for the BIOVENTUS’s failure to purchase the annual MINIMUM PURCHASE REQUIREMENT.

XVI.3

If during any part of the MARKETING YEAR, a FAILURE TO SUPPLY occurs, the MINIMUM PURCHASE REQUIREMENT set forth in Article XIV.1 for such MARKETING YEAR will be reduced by a percentage equal to the percentage of the MARKETING YEAR during which such FAILURE TO SUPPLY occurred.

EXCLUSIVE LICENSE, SUPPLY AND DISTRIBUTION AGREEMENT

BETWEEN IBSA INSTITUTE BIOCHIMIQUE SA AND BIOVENTUS LLC

Art. XVII.	TERMINATION

XVII.1

The initial term of this Agreement shall commence on the EFFECTIVE DATE and shall have a duration of [***] years. After the initial term, the Agreement will be automatically renewed for consecutive [***] year periods, unless one of the Parties gives to the other Party notice of termination at least [***] months prior to the expiry of the initial term or any renewal term.

XVII.2

Either Party may terminate this Agreement before the end of the term in the event of an uncured breach by the other Party (i) as far as IBSA is concerned, the uncured breach of any of its obligation under Paragraphs II.l., II.2, V.l, V.5, VI.3, VII.6, IX.1, IX.2, IX.3, IX.4, IX.5 XI.1 and XI.3 and the Pharmacovigilance Agreement; as far as BIOVENTUS is concerned, the uncured breach of any of its obligation under Paragraphs II.3, III.1, V.l, V.5, VII.l, VII.2, VII.3, VII.4, VII.8, VII.9, VIII.l, IX.2, XI.2, XI.3, XIV.l, XIV.2, XXI.3 and the Pharmacovigilance Agreement; in each case, by giving written notice of termination to the other Party specifying that breach and requiring the same to be remedied. The Party in breach shall be given a [***] month period to fulfill its obligations hereunder and, if after such period it is still in breach of contract, the Party not in breach shall have the right to terminate this Agreement forthwith, without prejudice to the obligations or liabilities of either Party already accrued prior to such termination. If the Party in breach has cured the breach by the end of the [***] month period, then this Agreement will not terminate.

XVII.3

This Agreement may be terminated by a Party upon written notice to the other Party if such other Party shall become insolvent, suspend payments on any of its trade payables or announced an intention to do so, is over-indebted or be unable to pay its debts as they fall due or shall make an assignment for the benefit of creditors, become involved in receivership, bankruptcy or any proceedings leading to a provisional or definitive payment moratorium, any proceeding leading to an emergency moratorium, any proceeding for a postponement of bankruptcy pursuant to article 725a of the Swiss Code of Obligations, or enter into negotiations with the majority of its creditors seeking a composition or a maturity postponements or other insolvency or debtor relief proceedings, or any similar proceedings, or in proceedings, voluntary or forced, whereby such Party is limited in the free and unrestrained exercise of its own judgment as to the carrying out of the terms of this Agreement.

Art. XVIII.	RIGHTS AND DUTIES AFTER TERMINATION

XVIII.1

Upon the effective date of expiration or termination of this Agreement for whatsoever reason, BIOVENTUS shall immediately (i) refrain from using the TRADEMARK and KNOW-HOW in the TERRITORY and elsewhere and (ii) assign back to IBSA or a company indicated by IBSA, the TRADEMARK.

XVIII.2	Upon the effective date of expiration or termination of this Agreement for whatsoever reason, IBSA shall:

(i) fulfill those orders placed by BIOVENTUS and accepted by IBSA before termination; and

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(ii) at its option, purchase from BIOVENTUS at the price paid by BIOVENTUS to IBSA plus landed costs, all or any part of current inventories at BIOVENTUS costs (i.e. PRODUCT cost [***]% ([***] percent) to cover transportation and handling) provided that such inventories/stock conform to the provisions of this Agreement. Such option shall be exercised by written notice within [***] days from the effective date of termination. Should IBSA not exercise such option, BIOVENTUS shall be entitled to sell the PRODUCT in the TERRITORY at prices which will not perturb the market and/or the ordinary distribution of the PRODUCT by IBSA or any new distributor. Any non-saleable (e.g. damaged) inventory shall be destroyed by BIOVENTUS at its own cost.

XVIII.3

Upon the effective date of expiration or termination of this Agreement for whatsoever reason, each Party shall, within [***] days following the termination for whatsoever reason of this Agreement, return all CONFIDENTIAL INFORMATION to the other Party. It is understood that each Party may retain in the office of its legal advisor only one copy of the written CONFIDENTIAL INFORMATION for record purposes only.

XVIII.4

It is understood and agreed by and between the Parties hereto that neither the expiration nor termination of this Agreement for whatsoever reason will oblige IBSA and/or any of its AFFILIATES to indemnify BIOVENTUS on account of such termination.

XVIII.5

Upon expiration or termination of this Agreement, IBSA shall automatically get again the full right and entitlement to market the PRODUCT. In view of the above. BIOVENTUS shall take any desirable and necessary step, that is reasonable and permitted by the laws of the TERRITORY, in order to give back to IBSA or to any other company designated in writing by IBSA, the possibility of marketing the PRODUCT in the TERRITORY;

Art. XIX.	CHANGE OF SHAREHOLDING CONTROL

Each Party shall promptly inform the other Party in writing of any CHANGE OF SHAREHOLDING CONTROL. If the CHANGE OF SHAREHOLDING CONTROL would result in a PRODUCT COMPETITOR acquiring control of BIOVENTUS, notwithstanding any other provision of this Agreement, IBSA shall have the right, in each MARKETING YEAR for the entire duration of this Agreement following receipt of such notice from BIOVENTUS, either (i) to ask BIOVENTUS to pay a penalty of [***]% of the unpurchased quantities of the annual MINIMUM PURCHASE REQUIREMENT or (ii) to terminate this Agreement for BIOVENTUS’ failure to purchase [***]% ([***] percent) of the applicable MINIMUM PURCHASE REQUIREMENT or [***]% ([***] percent) of the actual quantities purchased in the previous MARKETING YEAR, whichever is higher.

Art. XX.	JURISDICTION

XX.1	This Agreement and the legal relationship between the Parties hereto shall be governed by the laws of Switzerland, without regard to provisions on the conflicts of laws.

XX.2	In the event of any dispute arising out of or in connection with the execution or the interpretation of this Agreement, both Parties will endeavor to settle such dispute amicably between themselves.

EXCLUSIVE LICENSE, SUPPLY AND DISTRIBUTION AGREEMENT

BETWEEN IBSA INSTITUTE BIOCHIMIQUE SA AND BIOVENTUS LLC

XX.3

All disputes arising in connection with this Agreement shall be resolved by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Chambers’ Arbitration Institution in force on the date on which the Notice of Arbitration is submitted in accordance with these Rules.

The number of arbitrators shall be three.

The seat of the arbitration shall be [***]

The arbitral proceedings shall be conducted in English.

Art. XXI.	ART. XXI MISCELLANEOUS

XXI.1

Neither Party shall be in default hereunder by reason of its delay in the performance of, or failure to perform, any of its obligations hereunder, if such delay is caused by strikes, acts of God or public enemy, riots, incendiaries, interference by civil or military authorities, compliance with government laws, rules and regulations, inability to secure necessary governmental priorities for the materials, or any circumstances beyond its control and without its fault or negligence.

XXI.2

If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith, and shall be modified to conform with such statute or rule of law, in such form as will most closely reflect the commercial and mutual intent of the Parties under this Agreement.

XXI.3

This Agreement will be binding upon and endure to the benefit of the Parties, their AFFILIATES and/or subsidiaries. This Agreement may not be assigned by either Party, other than to an AFFILIATE, without the prior written consent of the other Party; provided, however, that notwithstanding the foregoing, no such consent shall be required for a Party to assign this Agreement in connection with a merger, sale of all or substantially all assets or other change of control transaction involving such Party or its line of business to which this AGREEMENT relates. The Parties hereto undertake to impose the obligations of the Agreement on all their respective legal successors and/or assignees.

XXI.4

The failure by either Party to exercise any rights granted herein or to require any performance of any term of this Agreement or the waiver by either Party of any breach of this Agreement shall not prevent a subsequent exercise or enforcement of, or be deemed a waiver of any subsequent breach of the same or any other term of this Agreement.

XXI.5	No change or modification in the conditions or clauses of this Agreement shall be valid unless written and signed by both Parties.

XXI.6	This Agreement constitutes the entire agreement between the parties with respect to the subject matter and supersedes all prior and other agreements and understandings, whether oral or written.

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BETWEEN IBSA INSTITUTE BIOCHIMIQUE SA AND BIOVENTUS LLC

Art. XXII.	NOTICES

XXII.1

Any paper to be served or notified to the Parties shall be sent by e mail and confirmed by registered letter properly addressed to the Party concerned at the address stated in the preamble to this Agreement, and the time limit shall be counted from the date of the e mail.

XXII.2	Either Party may change such address by [***] days prior written notice. The contract language is English.

[Remainder of page intentionally left blank; signature page follows]

EXCLUSIVE LICENSE, SUPPLY AND DISTRIBUTION AGREEMENT

BETWEEN IBSA INSTITUTE BIOCHIMIQUE SA AND BIOVENTUS LLC

IN WITNESS THEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their duly authorized officers as of the day and year written below.

IBSA Institut Biochimique SA	BIOVENTUS LLC

(Switzerland)	(United States of America)

/s/ Elisabetta Racca	/s/ Anthony P. Bihl III
Name: Ms. Elisabetta Racca	Name: Anthony P. Bihl III

Title: Legal Affairs	Title: CEO

Date: February 9, 2016	Date: February 9, 2016

Annex A.

SPECIFICATIONS OF THE PRODUCT

Gel-Syn 0.84% Release Specification - USA market - 2014 Approval

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Annex B.

TRADEMARKS

1.	GEL-SYN™, US Trademark Application Serial No. 86/376,022, filed on September 9, 2014, published on January 1, 2015, for classes 5 and 10

2.	GELSYN-3™, US Trademark Application Serial No.86/888,721, filed on January 27, 2016, for classes 5 and 10

Annex C.

SDEA

Standard Operating Procedure for Exchange of Safety Information (SDEA) on PRODUCT between IBSA Institut Biochimique SA and BIOVENTUS LLC

1.	PURPOSE

The purpose of this document is to describe the standard operating procedures for exchange of safety information on Gel-Syn™ (hereinafter the PRODUCT), and to ensure that incidents, adverse events, abnormal use and use errors will be collected and managed by both IBSA Institut Biochimique SA (Switzerland) (hereinafter IBSA) and BIOVENTUS LLC (United States of America) (hereinafter DISTRIBUTOR) in compliance with applicable domestic, extra-European and European laws, regulations and regulatory authority guidelines in line with their respective responsibilities. IBSA Farmaceutici Italia s.r.l., a company of IBSA Group, is identified as MANUFACTURER of the PRODUCT in the terms of the Art. I paragraph 2f of the EU Directive 93/42/EEC and subsequent amendments and according to 21CFR803 “Medical Device Reporting”, concerning medical devices.

This Safety Data Exchange Agreement (hereinafter SDEA) makes reference and is to be regarded as an integral part to the existing Commercial License Agreement between DISTRIBUTOR and MANUFACTURER. This agreement may be amended only by a written document, signed by both parties.

2.	SCOPE

This SDEA shall include incidents, Adverse Events, abnormal use and use errors, irrespective of the source (e.g. spontaneous, literature, regulatory authorities), arising from the use of the PRODUCT, communicated to any employee of both Parties, including representatives. This agreement covers the PRODUCT and the TERRITORY defined in the Distribution Agreement. DISTRIBUTOR delegates activities related to collection, assessment, preparation and medical review of Adverse Events including due diligence to Clinquest, Inc. (“Clinquest”) but they remain under DISTRIBUTOR responsibility.

3.	DEFINITIONS

The following terms, with the exception of terms “Adverse Event” and “Parties”, should be understood as defined in the “Guideline on a Medical Devices Vigilance system (MEDDEV 2.12-1, current edition)” and in the “Medical Device Reporting” (CFR TITLE 21- Part 803).

Abnormal Use: Act or omission of an act by the operator or user of a medical device as a result of conduct which is beyond any means of risk control by the Manufacturer.

Adverse Event: Any untoward medical occurrence in a patient during the use of a medical device.

Becomes Aware—according to 21CFR803: Manufacturer “Becomes aware” of a MDR reportable event when (1) any employee becomes aware of a reportable event that is required to be reported within 30 calendar days or that is required to be reported within 5 work days pursuant to a written request from FDA; and (2) any employee, who is a person with management or supervisory responsibilities over persons with regulatory, scientific, or technical responsibilities, or a person whose duties relate to the collection and reporting of adverse events, becomes aware that a reportable event, from any information, including any trend analysis, necessitates remedial action to prevent an unreasonable risk of substantial harm to the public health.

Caused or Contributed — according to 21CFR803: Means that a death or serious injury was or may have been attributed to a medical device, or that a medical device was or may have been a factor in a death or serious injury, including events occurring as a result of: failure – malfunction – improper or inadequate design – manufacture – labeling – user error.

Complaint: Means any written, electronic, or oral communication that alleges deficiencies related to the identity, quality, durability, reliability, safety, effectiveness, or performance of a device after it is released for distribution.

Corrective Action: Action to eliminate the cause of a potential nonconformity or other undesirable situation.

Distributor – according to 21CFR803: Any person (other than manufacturer or importer) who furthers the marketing of a device from the original place of manufacture to the person who makes final delivery or sale to the ultimate user, but who does not repackage or otherwise change the container, wrapper, or labeling of the device or device package.

Field Safety Corrective Action (FSCA) – according to MEDDEV 2.12-1 rev. 8: A Field Safety Corrective Action (FSCA) is an action taken by the Manufacturer to reduce a risk of death or serious deterioration in the state of health associated with the use of a Medical Device that is already placed on the market. Such actions, whether associated with direct or indirect harm, should be reported and should be notified via a Field Safety Notice (FSN).

Field Safety Corrective Action may include:

•	return of the medical device to the supplier;

•	device modification;

•	device exchange;

•	destruction of the device;

•	retrofit by purchaser of manufacturer’s modification or design change

•

advice given by manufacturer regarding the use of the device and/or the follow up of patients, users or others (e.g. where the device is no longer on the market or has been withdrawn but could still possibly be in use e.g. implants or change in analytical sensitivity or specificity for diagnostic devices).

Modifications to the device may include:

•	temporary or permanent changes to the labelling or the instructions for use;

•	changes to the patient’s clinical management, in order to inform the patient of the risk of death or serious deterioration in health, closely linked to the characteristics of the device.

Field Safety Notice (FSN)—according to MEDDEV 2.12-1 rev.8: A communication to customers and/or users sent out by a Manufacturer or its representative in relation to a Field Safety Corrective Action.

Harm: Physical injury or damage to the health of people, or damage to property or the environment. Immediately, without any delay that could not be justified.

Incident:

•

Any malfunction or deterioration in the characteristics and/or performance of a device, as well as any inadequacy in the labelling or the instructions for use which, directly or indirectly, might lead to or might have led to serious injury or the death of a patient, or user or of other persons or to a serious deterioration in their state of health.

•	Any technical or medical reason related to the characteristics or performances of a device (see first bullet point) that leads to a systematic recall of devices of the same type by the manufacturer.

Incident causing death: An incident (adverse event) in which a medical device has caused or contributed to the death of a patient or user. To establish the causal relationship between the use of the device and the death, various factors should be considered (potential risks in using the device, characteristics of the device itself, patient conditions etc.) and the assessment carried out by the doctor and/or other healthcare professional who assisted the event, should always be taken into consideration. Even if there is a mere suspicion, the incident (adverse event) should be repotted.

Incident causing a serious injury: A serious deterioration in state of health can include:

a)	life-threatening illness,

b)	permanent impairment of a body function or permanent damage to a body structure,

c)	a condition necessitating medical or surgical intervention to prevent a) or b).

Examples: – clinically relevant increase in the duration of a surgical procedure,

– a condition that requires hospitalisation or significant prolongation of existing hospitalisation.

d)	foetal distress, foetal death or any congenital abnormality or birth defects

Information Reasonably Known – according to 21CFR803: Information that can be obtained by contacting a user facility, distributor and/or initial reporter, any information in manufacturer’s possession, or any information that can be obtained by analysis, testing or other evaluation of the device.

Information Reasonably Suggests – according to 21CFR803: Any information such as professional, scientific, or medical facts and observations or opinions, that would reasonably suggest that a device has caused or contributed to a reportable event.

Malfunction – according to MEDDEV 2.12-1 rev.8: A “malfunction” is a failure of the device to meet its performance specifications or otherwise perform as intended. Performance specifications include all claims made in the labeling for the device. The intended performance of a device refers to the intended use for which the device is labeled or marketed.

Manufacturer – according to 21CFR803: Any person who manufacturers, prepares, propagates, compounds, assembles or processes a device by chemical, physical, biological or other procedure. The term includes any person who is the U.S. agent of a foreign manufacturer.

Manufacturer – according to MEDDEV 2.12-1 rev.8: The natural or legal person with responsibility for the design, manufacture, packaging and labeling of a device before it is placed on the market under his own name, regardless of whether these operations are carried out by that person himself or on his behalf by a third party.

Medical Device Report (MDR) – according to 21CFR803: A report submitted to the FDA by the Manufacturer in the event a device may have caused or contributed to a death, serious injury, or has malfunctioned and that the device or a similar device marketed by the manufacturer would likely to cause or contribute to a death or serious injury if the malfunction were to recur.

MDR Reportable Event – according to 21CFR803: “MDI reportable event” means an event that manufacturer become aware of that reasonably suggests that one of their marketed devices:

1)	may have caused or contributed to a death or serious injury, or

2)	has malfunctioned and that the device or a similar device marketed by the manufacturer would be likely to cause or contribute to a death or serious injury if the malfunction were to recur.

MDR Non-Reportable Events – according to 21CFR803: The following is a list of events that are not reportable:

•	Malfunctions are not reportable if they are not likely to result in a death, serious injury or other significant adverse event experience;

•	When the manufacturer determines, on the basis of qualified medical judgment, that the information that they received is inaccurate and a death or serious injury did not occur;

•	When another manufacturer made the device.

Parties: The MANUFACTURER and the DISTRIBUTOR.

Periodic Summary Reporting: an alternative reporting regime that is agreed between the Manufacturer and the National Competent Authorities for reporting similar incidents with the same device or device type in a consolidated way where the root cause is known or an FSCA has been implemented.

Remedial Action: Any action other than routine maintenance or servicing of a device, necessary to prevent recurrence of a reportable event.

Report Form Manufacturer’s Incident Report – according to MEDDEV 2.12-1 rev.8: The report used to notify the adverse incidents that occurred within the Member States of the European Community and all other States within the European Economic Area (EEA) with regard to medical device(s), which carry the CE marking. Annex 3 of MEDDEV 2.12-1 rev.8.

Report Form Manufacturer’s Periodic Summary Report (PSR) – according to MEDDEV 2.12-1 rev.8: The report used to notify the adverse incidents that occurred within the Member States of the European Community and all other States within the European Economic Area (EEA) with regard to medical device(s), which carry the CE marking. Annex 6 of MEDDEV 2.12-1 rev. 8.

Report Form Manufacturer’s Trend Report – according to MEDDEV 2.12-1 rev.8: The report used to notify the adverse incidents that occurred within the Member States of the European Community and all other States within the European Economic Area (EEA) with regard to medical device(s), which carry the CE marking. Annex 7 of MEDDEV 2.12-1 rev.8.

Serious Public Health Threat: Any event type which results in imminent risk of death, serious deterioration in state of health, or serious illness that requires prompt remedial action.

This would include:

•

events that are of significant and unexpected nature such that they become alarming as a potential public health hazard, e.g. human immunodeficiency virus (HIV) or Creutzfeldt-Jacob Disease (CJD). These concerns may be identified by either the National Competent Authority or the Manufacturer.

•	the possibility of multiple deaths occurring at short intervals

Trend Reporting: A reporting type used by the Manufacturer when a significant increase in events not normally considered to be Incidents (and thus that are usually excluded from individual reporting) occurred and for which pre-defined trigger levels are used to determine the threshold for reporting.

Use Error: Act or omission of an act, that has a different result to that intended by the Manufacturer or expected by the operator of the Medical Device.

Other definitions:

“Business Day” means a day which is NOT a Saturday, Sunday, DISTRIBUTOR or MANUFACTURER corporate or public holiday.

“Calendar Day” means any day including Saturday, Sunday, DISTRIBUTOR or MANUFACTURER corporate and public holidays.

“Day 0” means the date the DISTRIBUTOR received or becomes aware of the information.

4.	GLOBAL SAFETY DATABASE

The MANUFACTURER is responsible for the vigilance of the PRODUCT and will maintain the database for the all the safety information sent by DISTRIBUTOR. This is the reference database for the safety of the PRODUCT.

Also the DISTRIBUTOR maintains a local database to record the safety information.

Each party will make its own case reference number, which will be exchanged with the other. Therefore, MANUFACTURER shall review the safety data accumulated in the global safety database periodically, in particular when reviewing the Annual Safety Reports prepared by DISTRIBUTOR, and for answering safety-related questions.

5.	ADVERSE EVENTS MANAGEMENT

5.1	Collection and Exchange of Safety Information

5.1.1	Safety Information occurred outside the TERRITORY and received by the MANUFACTURER

The MANUFACTURER forwards to DISTRIBUTOR all the incident and/or any safety information related to the PRODUCT and occurred outside the TERRITORY that need to be submitted to the TERRITORY Health Authority -the Food and Drug Administration (FDA)- according to the following time-lines (calendar days).

report TYPE	METHOD OF TRANSFER	TIMELINES
5-day report	- email	Day [***]
Follow-up report (to 5-day report)	- email	Day [***]
30-day report	- email	Day [***]
Follow-up report (to 30-day report)	- email	Day [***]

5.1.2	Safety Information occurred in the TERRITORY and received by the DISTRIBUTOR

Safety information for the PRODUCT, including incidents, reports of use error and abnormal use and Adverse Events (AEs), associated or not with a technical complaint, may be acquired through reporting from multiple sources (e.g. spontaneous reports, scientific literature, regulatory authorities). DISTRIBUTOR shall collect any initial and follow-up information in accordance with own company’s internal standard operating procedures and the applicable local regulatory requirements. When the DISTRIBUTOR takes knowledge of any new safety information, DISTRIBUTOR forwards immediately and in any case not later than [***] hours all the information available to MANUFACTURER, using xml file and CIOMS-I Form,:

Report TYPE	METHOD OF TRANSFER	TIMELINES
death or serious deterioration in state of health	- email	Day [***]
other cases	- email	Day [***]

5.2	Spontaneous reports

Once a safety report is received by DISTRIBUTOR, MANUFACTURER shall investigate each incident, adverse event, abnormal use and user error brought to its knowledge and issue an initial, a follow-up and a final report, including the case assessment, and forward them to DISTRIBUTOR for their submission to FDA, if needed.

MANUFACTURER retains responsibility for event coding, assessment of case seriousness, expectedness, and for informing DISTRIBUTOR of any changes made to case seriousness, expectedness or otherwise within [***] business days.

5.3	Follow-up

The DISTRIBUTOR is responsible in following-up all the incidents, adverse events, abnormal use and user errors, as needed: in any case, at least [***] follow-up attempts should be performed. The information, once acquired, shall be transmitted in the same way as the initial one to the MANUFACTURER.

The MANUFACTURER shall make at least [***] follow-up attempt for cases received by MANUFACTURER itself, that are expedited in the TERRITORY in accordance with the TERRITORY regulations.

All follow-up attempts should be documented in writing.

5.4	Reporting

MANUFACTURER shall fulfill its respective reporting obligations, in accordance with the applicable laws and regulations, in relation to the PRODUCT in the country/territory of its responsibility, unless otherwise agreed.

MANUFACTURER is responsible for the reporting to the Worldwide Health Authorities (excluding the United States) for the PRODUCT, in accordance with the applicable laws and regulations. DISTRIBUTOR, on behalf of MANUFACTURER is responsible to submit the reportable reports to FDA, as needed, and in accordance with the applicable laws and regulations. A proof of the performed submission will be sent to the MANUFACTURER.

DISTRIBUTOR will determine regulatory actions required in the TERRITORY based upon information provided by MANUFACTURER,

DISTRIBUTOR shall keep MANUFACTURER duly informed of any existing or new rule and/or regulation issued by FDA. DISTRIBUTOR is responsible for communicating MANUFACTURER without delay (and no later than the date they become effective) any important changes in safety reporting requirements.

5.5	Reconciliation of Safety Information

A reconciliation is done on [***] basis. [***], DISTRIBUTOR shall provide MANUFACTURER with a line-listing of all the locally occurred incident, adverse event, abnormal use and error received use received in the given month and associated with the PRODUCT. The line-listing will be sent within the first [***] working days of the following calendar month. IBSA shall confirm correctness of the list within [***] working days forwarding its own line-listing. Both line-listings are used for verifying that all the safety information has been exchanged and for performing an additional check of duplicates. In case of discrepancies, the issue will be investigated by both parties.

6.	TREND ANALYSIS

The MANUFACTURER is responsible for proactive scrutiny of trends in adverse events or incidents that are usually excluded from individual reporting and for preparing trend reports if a significant trend is detected.

The MANUFACTURER is responsible for communicating to DISTRIBUTOR information about such trends, as applicable.

7.	FIELD SAFETY CORRECTIVE ACTIONS (FSCA) AND FIELD SAFETY NOTICES (FSN)

The MANUFACTURER is responsible for all actions to be taken as a result of the knowledge of an incident. The MANUFACTURER is required to evaluate the issue of a Field Safety Notice or to implement a Field Safety Corrective Action, depending on the severity, the results of investigations and the context characterising the occurrence of one or more incidents, when necessary. The MANUFACTURER is required to timely inform the DISTRIBUTOR about any corrective action, the will for implementing a Field Safety Corrective Action or for issuing a Field Safety Notice.

The DISTRIBUTOR is responsible for supporting the MANUFACTURER in implementing the Field Safety Corrective Action disposed by MANUFACTURER, as agreed with the Competent Authority. DISTRIBUTOR, on behalf of the MANUFACTURER, is required to inform FDA about the FSCA and/or the FSN, in accordance with the applicable laws and regulations. A proof of the performed submission will be sent to the MANUFACTURER.

8.	ANNUAL SAFETY REPORTS

DISTRIBUTOR, on behalf of MANUFACTURER, shall prepare the Annual Safety Reports that need to be submitted to FDA, in accordance with the applicable laws and regulations. MANUFACTURER undertakes to supply DISTRIBUTOR with any relevant information required for the completion of these documents within [***] calendar days from the date of the request by DISTRIBUTOR.

DISTRIBUTOR should send to MANUFACTURER the final draft for revision not less than [***] weeks before submission for MANUFACTURER to review and comment. MANUFACTURER shall review the draft and provide comment to DISTRIBUTOR no later than [***] calendar days from its receipt.

The submission to FDA will be done by DISTRIBUTOR and a copy of the final report and of the submission letter to FDA will be provided to MANUFACTURER.

9.	LITERATURE REVIEW

The DISTRIBUTOR, at least once a year, will make a search of the local literature available and when a published adverse event or incident related to the PRODUCT or its components is found to be occurred in the TERRITORY, the DISTRIBUTOR will inform the MANUFACTURER with the timelines and form described in paragraph 5.1.2.

10.	ACKNOWLEDGEMENT

Upon receipt of a report, each Patty shall acknowledge receipt and provide their unique case ID number to the other Party within [***] business day for reconciliation purposes. These acknowledgements will be sent by fax or e-mail (for emails, the date when the message was delivered is considered the receipt date). If no acknowledgement is received for a report after [***] business days, the other Party will be contacted.

11.	TRAINING

Each Party will ensure that its personnel are trained on market-surveillance issues, and is responsible for the training of sales representatives on the role and responsibilities in the collection and transmission of surveillance information, as well as on the safety profile of the PRODUCT, within a reasonable time period following execution of this Agreement, as necessary to ensure compliance with this Agreement and with the Applicable Law.

Each party will establish and maintain records in departmental safety files on policies and standard operating procedures to ensure compliance with this Agreement and the Applicable Law. The training has to be tracked and the evidence of the training performed by DISTRIBUTOR has to be sent to MANUFACTURER.

12.	LABELLING ACTIVITIES

The MANUFACTURER is responsible for maintaining and managing the correct label of the PRODUCT in compliance with regulations and to keep the DISTRIBUTOR informed of any change in the labelling.

13.	CHANGES IN REGULATORY REQUIREMENTS

The PARTIES are responsible for communicating each other without delay (and no later than the moment become effective) any changes of essential requirements in the countries where the PRODUCT is marketed by the Parties.

14.	COMMON LANGUAGE

English will be used as a common language for exchange of any information between the Parties.

15.	RECORDS

Both DISTRIBUTOR and MANUFACTURER will maintain records and all related documentation (or true copies of these documents) of incidents and adverse events as long as the product is on the market and for at least [***] years after the expiration date of the last batch issued on the market.

16.	AUDITS

DISTRIBUTOR and MANUFACTURER will keep accurate records in sufficient detail. The DISTRIBUTOR will permit MANUFACTURER, its designee or an independent auditor appointed by MANUFACTURER, to conduct an audit once a year to ensure the good effectiveness of this agreement. Any audit shall be conducted at the MANUFACTURER’S expenses during the ordinary business hours and upon reasonable notice (at least [***] days before the date of audit).

The MANUFACTURER shall have the right to make an additional justified “for cause” audit even during the same calendar year, when required or based on the previous audit outcome. The MANUFACTURER will permit DISTRIBUTOR, its designee or independent auditor appointed by DISTRIBUTOR, to conduct an audit once a year to ensure the effectiveness of this Agreement. Any audit shall be conducted at the DISTRIBUTOR’S expense during ordinary business hours and upon reasonable notice (at least 30 days before the date of audit).

17.	RISK MANAGEMENT PLAN

MANUFACTURER is responsible for establishing and maintaining the Risk Management Plan (RMP) for the PRODUCT, according to the current regulatory requirements, when needed.

18.	SAFETY ACTIONS ORIGINATING IN TERRITORY (-IES)

DISTRIBUTOR shall immediately inform MANUFACTURER upon receiving information or communication regarding any possible safety actions related to the PRODUCT in the TERRITORY including, but not limited to, communications from Competent Authorities. DISTRIBUTOR shall provide a copy of any written communication to MANUFACTURER. Where applicable, the Parties shall work together to respond to such inquiries. DISTRIBUTOR shall not submit any information to FDA without prior written approval from the MANUFACTURER. Each Parties shall use its best efforts to provide the necessary information to respond in given timeframes.

If specific Corrective Actions issued by MANUFACTURER are to be taken, the DISTRIBUTOR shall implement such actions in the TERRITORY.

18.1 Safety-based	Recall

In the occurrence of a situation that may warrant a safety-based recall the Party who first becomes aware of the situation and/or within the TERRITORY shall inform the other Party within [***] hours. Both Parties shall work together according to their respective SOPs in order to clarify the extent of the risk and generate a risk management strategy with actions to be taken. Any PRODUCT recalls are conducted under the responsibility of the MANUFACTURER.

19.	CONFIDENTIALITY

The Parties agree that all information provided by the other Party will be treated as confidential. Notwithstanding the above, DISTRIBUTOR and MANUFACTURER may quote the above-mentioned information to respond to medical queries from healthcare professionals in the TERRITORY. The MANUFACTURER may disclose such information to its subsidiaries, other companies and distributors that have marketed the PRODUCT in other countries. Once subsidiaries, companies and distributors receive this kind of information, they are bound to keep such information confidential in line with the terms of this article.

The obligations set forth in this Article will survive any termination of this SDEA for a period of [***] years after the effective date of termination.

The obligation of confidentiality and non-use in this Article shall not apply to information which

a)	at the time of its disclosure by the disclosing Party was known by the receiving Party

b)	was in the public domain or which subsequently comes into the public domain through no fault of the receiving Party

c)	is independently developed by the receiving Party without use or reference to the information disclosed by the disclosing Party

d)	is required by law to be disclosed.

20.	MISCELLANEOUS

This SDEA will be effective upon signature of both Parties.

This SDEA may be revised as necessary to make it conform to new or amended legal or regulatory requirements in the TERRITORY. If one or more provisions of this SDEA become void, the validity of the remaining provisions shall not be affected.

This SDEA remains effective until termination of the business relationship for PRODUCT between DISTRIBUTOR and MANUFACTURER.

In case of a discrepancy between any provisions of this SDEA and the existing Agreements between DISTRIBUTOR and MANUFACTURER, the provisions of this SDEA shall apply.

21.	CONTACT PERSONS

The MANUFACTURER and the DISTRIBUTOR undertake to designate a responsible person who is the reference person to ensure that this Agreement will be applied. Any change in the responsible or contact details should be notified to the other Party immediately and in no case later than [***] calendar days in writing.

Any written notification of changes shall be maintained with this SDEA.

SAFETY CONTACTS

IBSA	Primary	Back-up

Name:

Title

Telephone

Mobile

Fax

E-mail

E-mail for AE/ADR reporting

BIOVENTUS	Primary	Back-up

Name

Title

Telephone

Mobile

Fax

E-mail
E-mail for AE/ADR reporting

1.	SIGNATURES

This SDEA is approved by IBSA and BIOVENTUS on the dates set forth below.

On behalf of IBSA

/s/ Mara Delledonne
Mara Delledonne	Date: 09 February 2016
MD Vigilance

On behalf of BIOVENTUS

/s/ Anthony James
Anthony James	Date: 3-7-16
VP, Operations & Quality

Annex D.

TRANSFER PRICES

BIOVENTUS will purchase exclusively from IBSA (subject to Article II.3 of the Agreement) all of its requirements of the PRODUCT for the TERRITORY, at a TRANSFER PRICE equal to [***] of the NET SELLING PRICE in the TERRITORY. Except as set forth in this Agreement, in no event, shall the TRANSFER PRICES from IBSA to BIOVENTUS be less than the following floor price (the “FLOOR PRICE”):

One box PRODUCT (Trade) containing one pre-filled syringe + one needle	US$ [***]

One box PRODUCT (Sample) containing one pre-filled syringe + one needle	US$ [***] (*)

Delivery terms: ex-works IBSA warehouse [***]

(*) Samples shall not exceed [***] units through the end of the calendar year 2016 and [***] percent ([***]%) of the total number of units purchased by BIOVENTUS from IBSA each MARKETING YEAR thereafter.